UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 4, 2017, a special meeting of the majority of shareholders Genufood Energy Enzymes Corp. (the “Company”) was held by written consent. A majority of the shareholders (60.99%) voted to remove Jui Pin Lin as a director of the Company. Mr. Lin’s departure reduces the number of Directors on the Company’s Board of Directors to 2.

On August 4, 2017, a majority of the directors of the Company removed Jui Pin Lin as its President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.

On August 4, 2017, a majority of the directors of the Company elected Ching Ming Hsu, a current director, as its new President, Chief Executive Officer and Chief Financial Officer. Also on this date, a majority of the directors of the Company elected Yi Ling Chen, a current director, as its new Treasurer, Principal Accounting Officer and Secretary.

Mr. Hsu and Ms. Chen will serve as our officer until their duly elected successor is appointed or they resign. There are no arrangements or understandings between Mr. Hsu and Ms. Chen and any other person pursuant to which they were selected as an officer. There are no family relationship between Mr. Hsu, Ms. Chen and any of our officers or directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: August 4, 2017	By:	/s/ Yi Ling Chen
Yi Ling Chen, Director

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